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                  CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                       1934 ACT REPORTING REQUIREMENTS


                                  FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                               CURRENT REPORT

Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 1997


                        ADVANTAGE LIFE PRODUCTS, INC.
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           (Exact name of registrant as specified in its charter)

        Delaware                 0-17414                    33-0213733
------------------------       -----------              -----------------
(State of Incorporation)       (Commission              (I.R.S Employer
                               File Number)            Identification No.)

                            1509 S. Florida Ave.
                                   Suite 3
                           Lakeland, Florida            32803
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             (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (941) 686 - 2621
                                                  ------------------------------


             13902 N. Dale Mabry, Suite 119, Tampa, Florida 33618
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       (Former name, former address and former fiscal year, if changed since last report.)





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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         On February 21, 1997 Advantage Life Products, Inc. ("Advantage Life") and its subsidiary, Advantage Life Acquisition One, Inc. ("Advantage Life Acquisition") entered into an Agreement and Plan of Reorganization (the "Agreement") by and among Advantage Life and its subsidiary, Advantage Life Acquisition and Channel America Broadcasting, Inc. and its subsidiary, Technology Holdings, Inc. to acquire 100% of the issued and outstanding stock of Technology Holding's subsidiary, Treasure Rockhound Ranches, Inc. ("Treasure Rockhound") for 6,000,000 shares of Advantage Life's restricted common stock, a note payable to Technology Holdings for $750,000 and Advantage Life assumed certain liabilities of Technology Holdings totaling approximately $658,000. Treasure Rockhound owns and operates RV parks and campgrounds in three Southwestern states.

         In conjunction with the Agreement, Advantage Life has elected Donald
R. Mastropietro and Richard Diamond to its Board of Directors, with Mr. Diamond appointed as the new Chairman of the Board. Alan Lipstein and Gerald Norton have resigned from the Board of Directors. Advantage Life has submitted information to its shareholders and the SEC, pursuant to Section 14(f)-1 of the Securities Act of 1933, as amended.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 21, 1997 Advantage Life and its subsidiary, Advantage Life Acquisition entered into an Agreement and Plan of Reorganization by and among Advantage Life and its subsidiary, Advantage Life Acquisition and Channel America Broadcasting, Inc. and its subsidiary, Technology Holdings, Inc. to acquire 100% of the issued and outstanding stock of Technology Holding's subsidiary, Treasure Rockhound Ranches, Inc. for 6,000,000 shares of Advantage Life's restricted common stock, a note payable to Technology Holdings for $750,000 and Advantage Life assumed certain liabilities of Technology Holdings totaling approximately $658,000. In conjunction with this Agreement, Vietri Investments, Ltd., Roscom, Ltd., Alan Lipstein and Gerald Norton agreed to return to Advantage Life a total of 6,700,000 post-split shares of the Company's common stock, in return for forgiveness of all indebtness owed to Advantage Life by Vietri Investments, Ltd., Roscom, Ltd., Alan Lipstein and Gerald Norton. Also in conjunction with this Agreement, Advantage Life agreed to sell Alan Lipstein a total of 5,000,000 shares of Advantage Life's Series A Preferred Stock for $1.00 per share. The primary business of Treasure Rockhound is owning and operating recreational resorts and recreational vehicle ("RV") campgrounds located across the United States. Treasure Rockhound, in business since 1974, operates through its private membership organization, Camper Ranch Club of America ("Camper Ranch Club"), offering its members six recreational resorts located in Arizona, New Mexico and Texas. Treasure Rockhound owns approximately 5,100 acres and leases approximately 12,000 other acres from individuals, states and the federal government. Camper Ranch Club has a total membership of over 8,500 with 5,300 active dues-paying members.

         Advantage Life assumed the debts, liabilities and obligations of Treasure Rockhound set forth on the balance sheet of Treasure Rockhound contained in the Reorganization Agreement in the same manner as if Advantage had itself incurred them. The executive officers of Advantage, after the effective date of the Reorganization Agreement are: Richard J. Diamond, President and Chief Executive Officer and Donald R. Mastropietro, Vice President of Finance, Chief Financial Officer, Treasurer, and Secretary.





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ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

                 EXHIBITS

(a) & (b)        The Company intends to file financial statements of Advantage, reflecting these transactions required by Item 7(a) and (b) as soon as practicable.


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                                                                              Sequentially
         (c)     Exhibits                                                    Numbered Pages
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

         2.1     Agreement and Plan of Reorganization
                 by and among Advantage, Advantage
                 Acquisition, Treasure Rockhound, CATV,
                 THI, Lipstein, Norton, Vietri and
                 Roscom, dated February 21, 1997                             5-35


         99.1    Advantage Life press release
                 dated February 26, 1997                                     36



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Date: April 10, 1997

                                        ADVANTAGE LIFE PRODUCTS, INC.


                                        By: /s/ Donald R. Mastropietro
                                           -------------------------------------
                                            Donald R. Mastropietro
                                            Chief Financial Officer





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